Exhibit 2.1

Execution Copy

SHARE EXCHANGE AGREEMENT

This Agreement dated as of __________, 2010, by and among Commercetel Corporation, a Nevada corporation (the “Company”), CommerceTel, Inc., a Nevada corporation (“CTI”), and CommerceTel Canada Corporation (the “Principal Shareholder”) and the other parties listed on the signature page hereto (together with the Principal Shareholder, the “Shareholders”).

WITNESSETH:

WHEREAS, the Shareholders are the holders of all of the issued and outstanding capital stock of CTI (the “CTI Shares”);

WHEREAS, the Shareholders desire to acquire a controlling interest in the Company; and

WHEREAS, the Company is willing to issue shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) to the Shareholders in consideration for the acquisition by the Company of all of the CTI Shares from the Shareholders.

NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

1.    Exchange of Shares.

(a)    Issuance of Shares by the Company. On and subject to the conditions set forth in this Agreement, the Company will issue to the Shareholders, in exchange for all of the CTI Shares, which represent all of the issued and outstanding capital stock of CTI, an aggregate of 10,000,000 shares of Common Stock (the “Shares”).  The number of Shares to be issued to each Shareholder will be as set forth opposite each Shareholder’s name on Schedule A.

(b)    Transfer of CTI Shares by the Shareholders. On and subject to the conditions set forth in this Agreement, the Shareholders will transfer to the Company all of the CTI Shares in exchange for the Shares.

(c)    Closing. The issuance of the Shares to the Shareholder and the transfer of the CTI Shares to the Company will take place at a closing (the “Closing”) to be held at the office of Louis A. Brilleman, Esq., 1140 Avenue of the Americas, 9th Floor, New York, New York 10036 (or at such other place as the parties may agree to) as soon as possible after or contemporaneously with the satisfaction or waiver of all of the conditions to closing set forth in Sections 6 and 7 of this Agreement (the “Closing Date”).

(d)  Consideration.  As consideration for the Shares to be acquired by the Company pursuant to the terms of this Agreement, the Company shall allot and issue, on the Closing Date, the Shares to the Shareholders.  Each Shareholder acknowledges and agrees that the Shares are being issued pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”).  Each Shareholder agrees to abide by all applicable resale restrictions and holding periods imposed by all applicable securities laws in all jurisdictions relevant to the issuance of the Shares to the Shareholder (the “Applicable Securities Laws”).  The certificate(s) representing the Shares to be issued on Closing will be endorsed with the following legend, pursuant to the Securities Act, to reflect that the Shares will be issued to the Shareholder pursuant to an exemption from the registration requirements of the Securities Act:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OR REGULATION D UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

(e)  Restricted Securities.  Each Shareholder acknowledges that the Shares issued pursuant to the terms and conditions set forth in this Agreement will have such holding periods as are required under all Applicable Securities Laws, and, as a result, may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement or prospectus, or pursuant to an exemption from, or in a transaction not subject to, the registration or prospectus requirements of Applicable Securities Laws and in each case only in accordance with all Applicable Securities Laws.

(f)  Exemptions.  Each Shareholder acknowledges that the Company has advised such Shareholder that it is issuing the Shares to the Shareholder under exemptions from the prospectus and registration requirements of Applicable Securities Laws and, as a consequence, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Shareholder.  To evidence the Shareholder’s eligibility for such exemptions, the Shareholder agrees to deliver a fully completed and executed U.S. Accredited Investor Questionnaire (the “US Questionnaire”), in the form attached hereto as Schedule B, to the Company, and agrees that the representations and warranties set out in the US Questionnaire, each as executed by the Shareholder, will be true and complete on the Closing Date.  It is understood that the exemption is valid only to the extent that the Shareholders are accredited, except that up to 35 of the Shareholders being issued Shares hereunder may be unaccredited.

2.    Representations and Warranties of the Company. The Company hereby represents, warrants, covenants and agrees as follows:

(a)    Organization and Authority.

(i)
The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company does not have any subsidiaries or any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign corporation, limited liability company, association, partnership, joint venture or other entity.   The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the failure to be so registered would be likely to result in a material adverse effect on the Company.

(ii)
Complete and correct copies of the Company’s certificate of incorporation and by-laws are available for review on the EDGAR system maintained by the U.S. Securities and Exchange Commission (the “Commission”).

(iii)
The Company has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court. All necessary action required to be taken by the Company for the authorization of the transactions contemplated by this Agreement has been taken.

(iv)
The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which the Company is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Company or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Company.

(v)
The Shares, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable. Provided that the Shareholder is an accredited investor, as evidenced by the Shareholder’s completion and execution of the US Questionnaire, the issuance of the Shares to the Shareholder will be exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(2) and Rule 506 promulgated thereunder.

(vi)
The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, of which 12,000,000 shares are presently outstanding.  Except as provided in, contemplated by, or set forth in this Agreement or the Company SEC Documents (as defined below), the Company has no outstanding or authorized warrants, options, other rights to purchase or otherwise acquire capital stock or any other securities of the Company, preemptive rights, rights of first refusal, registration rights or related commitments of any nature.  All issued and outstanding shares were either (i) registered under the Securities Act, or (ii) issued pursuant to valid exemptions from registration thereunder.

(vii)
No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by the Company in connection with the execution and performance by the Company of this Agreement or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b)    Company SEC Documents.

(i)
The Company has a class of Common Stock registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it is current with its reporting obligations under the Exchange Act. None of the Company’s filings made pursuant to the Exchange Act (collectively, the “Company SEC Documents”) contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission’s EDGAR system.

(ii)
The Company SEC Documents include the Company’s audited consolidated financial statements for the fiscal years ended September 30, 2009 and 2008 (the “Year End Financials”) and the consolidated financial statements for the nine months ended June 30, 2010 (together with the Year End Financials, the “Financial Statements”), including, in each case, a balance sheet and the related statements of income, stockholders’ equity and cash flows for the period then ended, together with the related notes.  The Year End Financials have been certified by Seal and Beers CPAs (“Seale”).  The Financial Statements are in accordance with all books, records and accounts of the Company, are true, correct and complete and have been prepared in accordance with GAAP, consistently applied.  Seale is independent as to the Company under the rules of the Commission pursuant to the Securities Act and is registered with the PCAOB.  The Financial Statements present fairly the financial position of the Company at the respective balance sheet dates, and fairly present the results of the Company’s operations, changes in stockholders’ equity and cash flows for the periods covered.

(iii)
At the close of business on June 30, 2010, the Company did not have any material liabilities, absolute or contingent, of the type required to be reflected on balance sheets prepared in accordance with GAAP which are not fully reflected, reserved against or disclosed on the June 30, 2010 balance sheet.  The Company has not guaranteed or assumed or incurred any obligation with respect to any debt or obligations of any individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof (each, a “Person”), except endorsements made in the ordinary course of business in connection with the deposit of items for collection.  The Company does not have any debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due except to the extent set forth or noted in the Financial Statements, and not heretofore paid or discharged.

(c)           Absence of Changes.  Since September 30, 2009, except as set forth in the Company SEC Documents and except for the transactions contemplated hereunder, there has not been:

(i)
any change in the consolidated assets, liabilities, or financial condition of the Company, except changes in the ordinary course of business which do not and will not have a material adverse effect on the Company;

(ii)
any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the assets or financial condition of the Company (as conducted and as proposed to be conducted);

(iii)
any change or amendment to a material contract, charter document or arrangement not in the ordinary course of business to which the Company is a party other than contracts which are to be terminated at or prior to the Closing;

(iv)	any loans made by the Company to any affiliate of the Company or any of the Company’s employees, officers, directors, shareholders or any of their affiliates;

(v)	any declaration or payment of any dividend or other distribution or any redemption of any capital stock of the Company;

(vi)	any sale, transfer, or lease of any of the Company’s assets other than in the ordinary course of business;

(vii)	any other event or condition of any character which might have a material adverse effect on the Company;

(viii)
any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company except in the ordinary course of business and that is not material to the assets or financial condition of the Company; or

(ix)	any agreement or commitment by the Company to do any of the things described in this Section 2(c).

(d)  Property.  Except as set forth in the Company SEC Documents, the Company does not own any real estate and is not a party to any lease agreement.

(e) Taxes.  The Company has filed all federal, state, county and local income, excise, franchise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on the Company, and has paid or made adequate provision in the financial statements included in the Company SEC Documents for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.  The Company is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

(f) Contracts and Commitments.  Except as contemplated under this Agreement or set forth in the Company SEC Documents, the Company is not a party to any contract or agreement other than agreements that will be terminated at or prior to the Closing.

(g) No Adverse Change.  Since September 30, 2009, there has not been any Material Adverse Change (as defined herein) in the financial condition of the Company, although the Shareholder recognizes that the Company has continued not to generate any revenue and has continued to operate at a loss as a result of ongoing expenses, including expenses relating to this Agreement and the consummation of the transactions contemplated hereby.  A “Material Adverse Change” shall mean a material adverse change in the business, financial condition, operations or prospects of a Person.

(h) No Defaults.  The Company is not in violation of its certificate of incorporation or by-laws or any judgment, decree or order, applicable to it.

(i) Litigation.  There are no material (i.e., claims which, if adversely determined based on the amounts claimed, would exceed ten thousand dollars ($10,000)) claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Company) pending or, to the Company’s knowledge, threatened against the Company or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

(j) Compliance with Laws.  The Company, to its knowledge, is in full compliance with and is not in default or violation under, any laws applicable to it (including, without limitation, with respect to zoning, building, wages, hours, hiring, firing, promotion, equal opportunity, pension and other benefit, immigration, nondiscrimination, warranties, advertising or sale of products, trade regulations, anti-trust or control and foreign exchange or, to the Company’s knowledge, environmental, health and safety requirements).

(k)  Intellectual Property.  Except as set forth in the Company SEC Documents, the Company has no intellectual property rights.

(l) No Broker.  Neither the Company nor any of its agents or employees has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.  The Company shall indemnify and hold the Shareholder harmless against any loss, damage, liability or expense, including reasonable fees and expenses of counsel, as a result of any brokerage fees, commissions or finders’ fees which are due as a result of the consummation of the transaction contemplated by this Agreement.

(m) Off-Balance Sheet Arrangements.  The Company is not subject to any obligation arising out of an off-balance sheet arrangement.

(n)   Reliance by Shareholders.  The representations and warranties set forth in this Section 2 taken together, do not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein, when taken together, not misleading, and there is no fact which materially and adversely affects the business, operations or financial condition of the Company.  Each of the Shareholders may rely on the representations set forth in this Section 2 notwithstanding any investigation it may have made.

3.    Representations and Warranties of CTI.  CTI hereby represents, warrants, covenants and agrees as follows:

(a)    Organization and Authority.

(i)
CTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power, authority and capacity to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations under any applicable contracts.  CTI is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the failure to be so registered would be likely to result in a material adverse effect on CTI.

(ii)
CTI has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes a legal, valid and binding obligation of CTI, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court.    The execution and delivery of this Agreement by CTI and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of CTI.  No other corporate or shareholder proceedings on the part of CTI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(iii)
The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which CTI is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to CTI or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation, by-laws, or similar organizational document of CTI.

(iv)
The CTI Shares constitute the entire authorized and issued capital stock and equity securities of CTI.  Except as provided in, contemplated by, or set forth in this Agreement, CTI has no outstanding or authorized warrants, options, other rights to purchase or otherwise acquire capital stock or any other CTI securities, preemptive rights, rights of first refusal, registration rights or related commitments of any nature.  All of the issued and outstanding CTI Shares are owned of record and beneficially by the Shareholder.  All of the CTI Shares and other securities of CTI, if any, have been duly authorized and validly issued and are fully paid and non-assessable.  None of the CTI Shares or other outstanding equity securities of CTI, if any, were issued in violation of any Applicable Securities Laws.  CTI does not own, or have any contract to acquire, any equity securities or other securities of any other Person or any direct or indirect equity or ownership interest in any other business.

(v)
No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by CTI in connection with the execution and performance by CTI of this Agreement or the execution and performance by CTI of any agreements, instruments or other obligations entered into in connection with this Agreement that has not been obtained.

(vi)
Other than as set out in this Agreement, no Person has any agreement, right or option, present or future, contingent, absolute or capable of becoming an agreement, right or option or which with the passage of time or the occurrence of any event could become an agreement, right or option:

A. to require CTI to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of CTI;

B. for the issue or allotment of any unissued shares in the capital of CTI;

C. to require CTI to purchase, redeem or otherwise acquire any of the issued and outstanding CTI Shares; or

D. to acquire the CTI Shares or any of them.

(b)           Absence of Changes.  Since June 30, 2010, to CTI’s knowledge, there has not been:

(i)	any change in the consolidated assets, liabilities, or financial condition of CTI, except changes in the ordinary course of business which do not and will not have a material adverse effect on CTI;

(ii)	any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the assets or financial condition of CTI (as conducted and as proposed to be conducted);

(iii)
any change or amendment to a material contract, charter document or arrangement not in the ordinary course of business to which CTI is a party other than contracts which are to be terminated at or prior to the Closing;

(iv)	any loans made by CTI to any affiliate of CTI or any of CTI’s employees, officers, directors, shareholders or any of their affiliates;

(v)	any declaration or payment of any dividend or other distribution or any redemption of any capital stock of CTI;

(vi)	any sale, transfer, or lease of any of CTI’s assets other than in the ordinary course of business;

(vii)	any other event or condition of any character which might have a material adverse effect on CTI;

(viii)
any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by CTI except in the ordinary course of business and that is not material to the assets or financial condition of CTI (except for the conversion of certain of CTI’s indebtedness into shares); or

(ix)	any agreement or commitment by CTI to do any of the things described in this Section 3(b).

(c)  Property.  Except as set forth on Schedule 3(c), CTI does not own any real estate and is not a party to any lease agreement.

(d) Taxes.  CTI has filed all federal, state, county and local income, excise, franchise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on CTI, and has paid or made adequate provision in the financial statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.  CTI is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

(e) Contracts and Commitments.  Except as set forth on Schedule 3(e), CTI is not a party to any material contract or agreement.

(f) No Adverse Change.  Since June 30, 2010, there has not been any Material Adverse Change in the financial condition of CTI.

(g) No Defaults.  CTI is not in violation of its certificate of incorporation or by-laws or any judgment, decree or order, applicable to it.

(h) Litigation.  There are no material (i.e., claims which, if adversely determined based on the amounts claimed, would exceed ten thousand dollars ($10,000)) claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of CTI) pending or, to CTI’s knowledge, threatened against CTI or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

(i) Compliance with Laws.  CTI, to its knowledge, is in full compliance with all laws applicable to it (including, without limitation, with respect to zoning, building, wages, hours, hiring, firing, promotion, equal opportunity, pension and other benefit, immigration, nondiscrimination, warranties, advertising or sale of products, trade regulations, anti-trust or control and foreign exchange or, to CTI’s knowledge, environmental, health and safety requirements).

(j)  Subsidiaries. CTI has no subsidiaries or other material investments in any other Person.

(k)  Financial Statements.  CTI has, or will prior to closing have, delivered audited consolidated financial statements for CTI for the two fiscal years ending December 31, 2009 and 2008 and unaudited consolidated financial statements for CTI for the interim period ended June 30, 2009 (the “Accounting Date”), and the comparative fiscal years and interim periods, together with related statements of income, cash flows, and changes in shareholders’ equity for the fiscal years and interim periods then ended, all prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and, with respect to the audited financial statements, audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States (collectively, the “CTI Financial Statements”) to the Purchaser.

(i)	The CTI Financial Statements:

A.	are in accordance with the books and records of CTI;

B.	present fairly the financial condition of CTI as of the respective dates indicated and the results of operations for such periods; and

C.	have been prepared in accordance with U.S. GAAP and reflect the consistent application of U.S. GAAP throughout the periods involved.

(ii)	All material financial transactions of CTI have been accurately recorded in the books and records of CTI and such books and records fairly present the financial position and the affairs of CTI.

(iii)
Other than the costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated herein, CTI has no material liabilities or obligations, net of cash, either direct or indirect, matured or unmatured, absolute, contingent or otherwise, that exceed $50,000, which:

A.	are not set forth in the CTI Financial Statements or have not heretofore been paid or discharged;

B.	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to the Company; or

C.	have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the Accounting Date.

(iv)
Except to the extent reflected or reserved against in the CTI Financial Statements or incurred subsequent to the Accounting Date in the ordinary and usual course of the business of CTI, CTI does not have any outstanding indebtedness or any liabilities or obligations (whether accrued, absolute, contingent or otherwise), and any liabilities or obligations incurred in the ordinary and usual course of business since the Accounting Date have not had a material adverse effect on CTI.

(v)	Since the Accounting Date, there have not been:

A.	any changes in the condition or operations of the business, assets or financial affairs of CTI which have caused, individually or in the aggregate, a material adverse effect on CTI; or

B.
any damage, destruction or loss, labour trouble or other event, development or condition, of any character (whether or not covered by insurance) which is not generally known or which has not been disclosed to the Company, which has or may cause a material adverse effect on CTI.

(vi)
CTI has no guarantees, indemnities or contingent or indirect obligations with respect to the liabilities or obligations of any other Person including any obligation to service the debt of or otherwise acquire an obligation of another Person or to supply funds to, or otherwise maintain any working capital or other balance sheet condition of any other Person.

(vii)
CTI is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, license, permit, authorization, certification, instrument, statute, regulation, order, judgment, decree or law that would be violated or breached by, or under which default would occur or which could be terminated, cancelled or accelerated, in whole or in part, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

4.    Representations and Warranties of the Shareholders.  Each Shareholder for itself and not for any other Shareholder hereby warrants, covenants and agrees as follows:

(a)      Organization and Authority.

(i)	The Shareholder is a company duly organized, validly existing and in good standing under the laws of its jurisdiction.

(ii)
The Shareholder has full corporate power, authority and capacity to carry out the transactions provided for in this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court.    The execution and delivery of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by its board of directors.

(iii)
The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which the Shareholder is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Shareholder or its assets.  The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation, by-laws, or similar organizational document of the Shareholder.

(iv)
No consent, approval or agreement of any person, party, court, governmental authority, or other third party entity is required to be obtained by the Shareholder in connection with the execution and performance by the Shareholder of this Agreement or the execution and performance by the Shareholder of any agreements, instruments or other obligations entered into in connection with this Agreement that has not been obtained.

(b)     The Shareholder understands that the offer and sale of the Shares is being made only by means of this Agreement and understands that the Company has not authorized the use of, and the Shareholder confirms that it is not relying upon, any other information, written or oral, other than material contained in this Agreement. The Shareholder is aware that the purchase of the Shares involves a high degree of risk and that the Shareholder may sustain, and has the financial ability to sustain, the loss of its entire investment.  The Shareholder understands that no assurance can be given that the Company will be profitable in the future.  Furthermore, in subscribing for the Shares, the Shareholder acknowledges it is not relying upon any projections or any statements of any kind relating to future revenue, earnings, operations or cash flow in making an investment in the Shares.

(c)   The Shareholder represents to the Company that it is an accredited investor within the meaning of each Rule 501 of the Commission under the Securities Act and it understands the meaning of the term “accredited investor”; provided, however, in the event that such Shareholder is not an accredited investor, such Shareholder hereby represents that such Shareholder has received and read the Confidential Private Placement Memorandum dated October 26, 2010 describing the terms of the transactions contemplated hereunder and that such Shareholder either alone or with such Shareholder’s purchaser representative(s) has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of the prospective investment.  If the Shareholder is accredited, it has evidenced that it is an accredited investor by completing the US Questionnaire set out in Schedule B hereto.  The Shareholder further represents that he or she has such knowledge and experience in financial and business matters as to enable the Shareholder to understand the nature and extent of the risks involved in purchasing the Shares.  The Shareholder is fully aware that such investments can and sometimes do result in the loss of the entire investment. The Shareholder has engaged his or her own counsel and accountants to the extent that the Shareholder deems it necessary.

(d)    All of the information provided by the Shareholder in the US Questionnaire is true and correct in all material respects.

(e)    The Shareholder is acquiring the Shares pursuant to this Agreement for its own account, for investment and not with a view to the sale or distribution thereof, for the Shareholder’s own account and not on behalf of others; has not granted any other Person any interest or participation in or right or option to purchase all or any portion of the Shares; is aware that the Shares are restricted securities within the meaning of Rule 144 of the Commission under the Securities Act, and may not be sold or otherwise transferred other than pursuant to an effective registration statement or an exemption from registration; and understands and agrees that the certificates for the Shares shall bear the legend set forth in Section 1(d) herein or such other legends as may be required by Applicable Securities Laws.  The Shareholder understands the meaning of these restrictions.

(f)    The Shareholder will not transfer any of the Shares except in compliance with Applicable Securities Laws, and, in such connection, the Company may request an opinion of counsel reasonably acceptable to the Company as to the availability of any exemption.

(g)   The Shareholder is not an “underwriter” (as such term is defined in Section 2(11) of the Securities Act) of any securities of the Company.

(h)   The Shareholder is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(i)   None of the Shares have been or will be registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, nor has the Company undertaken to register the Shares under the Securities Act, and the Shares may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S promulgated under the Securities Act (“Regulation S”), except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state and foreign securities laws.

(j)   No Person has made to the Shareholder any written or oral representations:

(i)	that any person will resell or repurchase any of the Shares;

(ii)	that any person will refund the purchase price of any of the Shares;

(iii)	as to the future price or value of any of the Shares; or

(iv)
that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the Common Stock of the Company on the OTC Bulletin Board.

(k)   Neither the Commission nor any other provincial, state or federal securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares.

(l)    The Shareholder represents and warrants that no broker or finder was involved directly or indirectly in connection with his or her purchase of the Shares pursuant to this Agreement.  The Shareholder shall indemnify the Company and hold it harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of the Shareholder’s warranty contained in this Paragraph 3(l).

(m)    The Shareholder represents and warrants that the address set forth on Schedule A to this Agreement is its true and correct address, and understands that the Company will rely on this representation in making filings under Applicable Securities Laws.

(n)    The Shareholder is the owner of record and beneficial owner of the Shares owned b y such Shareholder, and has good and marketable title to the Shares free and clear of any and all liens or encumbrances.  The Shareholder has the power and authority to sell, transfer, assign and deliver the Shares as provided in this Agreement, and such delivery will convey to the Company good and marketable title to the Shares, free and clear of any and all liens or encumbrances.  No Person has or will have any agreement or option or any right capable at any time of becoming an agreement to purchase or otherwise acquire the Shares or require the Shareholder to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Shares other than under this Agreement.

5. Closing Deliveries.

(a)   On the Closing Date, the Company shall deliver or cause to be delivered to the Shareholders:

(i)	a certificate executed by an officer of the Company certifying that the representations and warranties of the Company set forth in this Agreement are true and correct as at the Closing Date;

(ii)	a legal opinion of counsel to the Company acceptable to the Shareholders;

(iii)	a certificate registered in the name of the Shareholders representing the Shares as set forth on Schedule A hereto; and

(iv)
a certified copy of resolutions of the directors of the Company authorizing the issuance of the Shares to the Shareholders, the registration of the Shares in the name of the Shareholders, and the issue of a share certificate representing the Shares registered in the name of the Shareholders.

(b)   On the Closing Date, the Shareholders shall deliver or cause to be delivered to the Company:

(i)	the certificates representing the Shares;

(ii)
all such instruments of transfer, duly executed, which in the opinion of the Company acting reasonably are necessary to effect and evidence the transfer of the Shares to the Company free and clear of all encumbrances;

(iii)	a certified copy of resolutions of the directors of the Shareholders authorizing the transfer of the Shares to the Company; and

(iii)
certificates executed by an officer of each of the Shareholders certifying that the representations and warranties of such Shareholder set forth in this Agreement are true and correct as at the Closing Date.

(c)   On the Closing Date, CTI shall deliver or cause to be delivered to the Company a Certificate executed by an officer of CTI certifying that the representations and warranties of CTI set forth in this Agreement are true and correct as at the Closing Date.

6.  Conditions to the Obligation of the Shareholders  to Close.  The obligation of the Shareholders to consummate the transactions contemplated under this Agreement is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 8.  The Closing will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of the Shareholder and may be waived by the Shareholder in its sole discretion.

(a)  Representations and Warranties.  On the Closing Date, the representations and warranties of the Company shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and the Company shall have performed all of their respective obligations required to be performed by them pursuant to this Agreement at or prior to the Closing Date, and the Shareholders shall have received a certificate of the Company to such effect.

(b)  No Material Adverse Change.  No Material Adverse Change in the business or financial condition of the Company shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Effect.

(c)  Liabilities. On the Closing Date, the Company’s total liabilities shall not exceed $2,500.

(e)           Elections.  The current board of directors of the Company will adopt resolutions electing to the board of directors of the Company the following nominees of the Shareholder:

Dennis Becker
Fraser Clarke
David Souaid

to the board of directors of the Company and will have received from the current directors of the Company written undated resignations, which appointments and resignations will be effective on Closing or, if applicable, ten days after the filing of a Schedule 14f-1 (the “Schedule 14f-1”) in connection with the transactions contemplated by this Agreement.

(f)           Appointments.  The current board of directors of the Company will adopt resolutions appointing the following officers:

Dennis Becker	Chairman, President, Chief Executive Officer and Secretary
Lynette Dillen	Chief Financial Officer (subject to D&O insurance being in effect)

(g)  Resignations.  All directors of the Company (other than the newly elected directors referred to in subsection (e) hereof) and all officers of the Company (other than the newly appointed officers referred to in subsection (f) hereof) shall have tendered their resignation in an undated writing, to be effective upon the later of Closing or, if applicable, ten days after the filing of the Schedule 14f-1.

(h)           No Injunction.  No injunction or restraining order of any court or administrative tribunal of competent jurisdiction will be in effect prohibiting the transactions contemplated by this Agreement and no action or proceeding will have been instituted or be pending before any court or administrative tribunal to restrain or prohibit the transactions contemplated by this Agreement.

(i)           Receipt of all Consents.  All consents, renunciations, authorizations or approvals of third parties, which, in the Shareholder’s reasonable opinion, must be obtained prior to the Closing in order to give effect to the sale of the Shares and the other transactions contemplated herein, must be obtained to the Shareholder’s satisfaction or in accordance with the relevant agreements, covenants or applicable law.

(j)           Legal Opinion.  The Shareholders shall have received a legal opinion from the Company’s legal counsel, acceptable to the Shareholders.

(k)           Bridge Financing.  A  minimum of $1,000,000 shall have been raised by the Company and/or CTI to finance the Company’s operations following the Closing on terms reasonably acceptable to the Principal Shareholder.

(l)           Issued and Outstanding Shares.  Immediately prior to the issuance of the shares as contemplated hereunder, (i) the Company’s capitalization shall consist of no more than 7,700,000 issued and outstanding shares of Common Stock, or (ii) all actions required to be taken by the Company and any other person to reduce the number of issued and outstanding shares to 7,700,000 shall have been taken by the Company and any such person.

7.  Conditions to the Obligation of the Company to Close.  The obligation of the Company to consummate the transactions contemplated under this Agreement is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing.  The Closing will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of the Company and may be waived by the Company in its sole discretion.

(a)              Representations and Warranties.  On the Closing Date, the representations and warranties of CTI and the Shareholders shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and CTI and the Shareholders shall have performed all of their respective obligations required to be performed by them pursuant to this Agreement at or prior to the Closing Date, and the Company shall have received a certificate of CTI and the Shareholders to such effect.

(b)              No Material Adverse Change.  No Material Adverse Change in the business or financial condition of CTI shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pe;tlnding before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Effect.

(c)           Delivery of CTI Financial Statements.  The Company shall have received a copy of the CTI Financial Statements.

(d)           No Injunction.  No injunction or restraining order of any court or administrative tribunal of competent jurisdiction will be in effect prohibiting the transactions contemplated by this Agreement and no action or proceeding will have been instituted or be pending before any court or administrative tribunal to restrain or prohibit the transactions contemplated by this Agreement.

(e)           No Claim on CTI Shares.  No claim will have been asserted or made that any Person (other than the Shareholder) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the CTI Shares, or any other voting, equity, or ownership interest in, CTI, or (other than the Shareholder) is entitled to all or any portion of the Shares.

(f)           Receipt of all Consents.  All consents, renunciations, authorizations or approvals of third parties, which, in the Company’s reasonable opinion, must be obtained prior to the Closing in order to give effect to the purchase of the CTI Shares and the other transactions contemplated herein, must be obtained to the Company’s satisfaction or in accordance with the relevant agreements, covenants or applicable law.

(g)           Bridge Financing.  A  minimum of $1,000,000 shall have been raised by the Company and/or CTI to finance the Company’s operations following the Closing on terms reasonably acceptable to the Company..

8.   Notices.   All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery or sent by internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Company:

Ares ventures Corp.
4600 Lamont Street, #4 - 327,
San Diego, CA
92109-3535
Attn.: Shane Ellis

If to CTI or the Shareholders:

CommerceTel, Inc.
8929 Aero Drive, Suite E
San Diego, CA 92123
Attn.: Dennis Becker
Fax: (619) 725-0958

With a copy to:

Louis A. Brilleman, Esq.
1140 Avenue of the Americas, 9th Floor
New York, NY 10036
Facsimile: (646) 380-6899

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

9. Miscellaneous.

(a)   This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent.  This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

  (b)   Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions related hereto, including all fees and expenses of agents, representatives, counsel and accountants.

(c)   This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

(d)    This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(e)    If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement.  All other covenants and provisions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

(f)    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.  This Agreement may be executed by delivery of executed signature pages by fax or other method of electronic transmission and such execution will be effective for all purposes.

(g)     Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements of each of the parties contained in this Agreement will survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

(h)   The schedules attached to this Agreement are expressly incorporated herein.

(g)   The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

COMMERCETEL CORPORATION

By: ____________________

COMMERCETEL, INC.

By: ____________________

COMMERCETEL CANADA CORPORATION

By: ____________________

SHAREHOLDER:

Name:

By:  ___________________